UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VERIGY LTD.

(Exact Name of Registrant as Specified in its Charter)

Singapore	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

No. 1 Yishun Ave 7 Singapore 768923	N/A
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to
General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to
General Instruction A.(d), check the following box. ☒

Securities Act registration statement file numbers to which this form relates: 333-132291

Securities to be registered pursuant to Section 12(b) of the Act:                                                None

Securities registered pursuant to Section 12(g) of the Act:

Ordinary Shares

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

Verigy Ltd. (the “Registrant”) incorporates by reference the description of its securities registered hereunder contained under the heading “Description of Share Capital” as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-132291), as originally filed with the Securities and Exchange Commission (the “Commission”) on March 9, 2006 and subsequently amended (the “S-1 Registration Statement”), and in the prospectus included in the S-1 Registration Statement to be filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2. Exhibits.

The following exhibits are filed as part of this registration statement:

3.1(1)	Amended and Restated Memorandum and Articles of Association of the Registrant

4.1(2)	Form of Specimen Share Certificate for Registrant’s Ordinary Shares

(1)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-132291)

(2)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-132291)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VERIGY LTD.
(Registrant)

	By:	/s/ Keith L. Barnes
		Name:	Keith L. Barnes
		Title:	President, Chief Executive
Officer and Director

Date: June 8, 2006

INDEX TO EXHIBITS

Exhibit Number	Exhibit
3.1(1)	Amended and Restated Memorandum and Articles of Association of the Registrant

4.1(2)	Form of Specimen Share Certificate for Registrant’s Ordinary Shares

(1)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-132291)

(2)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-132291)